Exhibit 99.1

INCOME FUND

EIGHT B L.P.

PORTFOLIO OVERVIEW

SECOND QUARTER

2008

ICON Income Fund Eight B L.P.

- Second Quarter 2008 Portfolio Overview -

Dear Fellow Partner of ICON Income Fund Eight B L.P.:

We are pleased to present this Portfolio Overview for ICON Income Fund Eight B L.P. (the “Fund”) for the second quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “General Partner” are references to the general partner of the Fund, ICON Capital Corp.

The Fund

We raised $75,000,000 commencing with our initial offering on May 19, 2000 through the closing of the offering on October 17, 2001.

During the reporting period, we continued to operate in our liquidation period, during which time our assets continued to be sold in the ordinary course of business.  As we sell our assets, both rental income and finance income will decrease over time, as will expenses related to our assets such as depreciation and amortization expense.  Additionally, interest expense should decrease as we reach the expiration of the leases that were financed and the debt is repaid by the lender.  As leased equipment is sold, we will experience both gains and losses on these sales.  We will continue to liquidate our assets during this period and we expect to see a reduction in revenue and expenses accordingly.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  As of June 30, 2008, our equipment portfolio consisted primarily of the following investments:

•
Telecommunications equipment subject to a 48-month lease with Global Crossing Telecommunications, Inc.  We paid a purchase price of approximately $7,755,000 and the lease is scheduled to expire on March 31, 2011.

•
Two Airbus A340-313X aircraft (B-HXM and B-HXN) leased to Cathay Pacific Airways Limited (“Cathay”).  We own a 100% interest and a 50% interest, respectively, in the entities that own each aircraft.  The combined purchase price of the interests in both aircraft was approximately $114,592,000, comprised of approximately $6,375,000 in cash and non-recourse debt in the amount of approximately $108,217,000.  The original lease for the first aircraft (B-HXM) was due to expire on March 14, 2006, but was extended until October 1, 2011.  The original lease for the second aircraft (B-HXN) was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the respective lease expiration dates for each aircraft.

Transactions with Related Parties

Prior to May 1, 2006 and in accordance with the terms of our Amended and Restated Agreement of Limited Partnership, we paid our General Partner (i) management fees ranging from 1% to 7% based on the type of transaction and (ii) acquisition fees, through the reinvestment period, of 3% of the gross value of our acquisition transactions.  In addition, our General Partner was reimbursed for certain administrative expenses incurred in connection with our operations.

Our General Partner performs certain services relating to the management of our equipment leasing and financing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our General Partner that are necessary to the Partnership’s operations.  These costs include our General Partner’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Although our General Partner continues to provide the services described above, effective May 1, 2006, our General Partner waived its rights to future management fees and administrative expense reimbursements.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner totaling $10,285 for the six months ended June 30, 2008.  Our General Partner’s interest in our net (loss) income for the three months ended June 30, 2008 and 2007 was $(58,759) and $2,848, respectively.  Our General Partner’s interest in our net (loss) income for the six months ended June 30, 2008 and 2007 was $(61,352) and $1,638, respectively.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely,

ICON Capital Corp., General Partner

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Balance Sheets

Assets
	June 30,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$196,271	$414,156
Current portion of net investment in finance lease	1,882,707	1,764,768
Other current assets	32,597	22,130

Total current assets	2,111,575	2,201,054

Non-current assets
Net investment in finance lease, less current portion	3,948,821	4,920,691
Leased equipment at cost (less accumulated depreciation
of $28,012,323 and $26,103,232, respectively)	47,404,397	53,201,855
Investment in joint venture	1,377,654	3,413,505
Other non-current assets, net	1,369,420	1,376,116

Total non-current assets	54,100,292	62,912,167

Total Assets	$56,211,867	$65,113,221

Liabilities and Partners' Equity

Current liabilities
Current portion of non-recourse long-term debt	$3,913,850	$3,795,917
Revolving line of credit, recourse	1,255,000	1,255,000
Deferred revenue	368,182	286,364
Due to affiliates	143,070	143,070
Accrued expenses and other current liabilities	292,515	239,595

Total current liabilities	5,972,617	5,719,946

Non-current liabilities
Non-recourse long-term debt, net of current portion	40,359,373	42,346,303

Total Liabilities	46,331,990	48,066,249

Commitments and contingencies

Partners' Equity
General Partner	(550,261)	(478,624)
Limited Partners	10,430,138	17,525,596

Total Partners' Equity	9,879,877	17,046,972

Total Liabilities and Partners' Equity	$56,211,867	$65,113,221

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Rental income	$1,594,091	$1,812,232	$3,188,182	$5,332,017
Finance income	205,342	260,783	425,198	260,783
Loss from investments in joint ventures	(2,009,165)	(78,492)	(2,050,851)	(158,099)
Net gain (loss) on sales of equipment	-	318,060	-	(621,012)
Interest and other income	23	51,738	343	66,730

Total revenue	(209,709)	2,364,321	1,562,872	4,880,419

Expenses:
Depreciation and amortization	964,068	1,034,406	1,931,952	2,621,240
Impairment loss	3,888,367	-	3,888,367	-
Interest	719,349	868,107	1,439,352	1,727,972
General and administrative	94,427	99,977	438,405	267,226

Total expenses	5,666,211	2,002,490	7,698,076	4,616,438

(Loss) income before minority interest	(5,875,920)	361,831	(6,135,204)	263,981

Minority interest	-	76,997	-	100,178

Net (loss) income	$(5,875,920)	$284,834	$(6,135,204)	$163,803

Net (loss) income allocable to:
Limited Partners	$(5,817,161)	$281,986	$(6,073,852)	$162,165
General Partner	(58,759)	2,848	(61,352)	1,638

	$(5,875,920)	$284,834	$(6,135,204)	$163,803

Weighted average number of limited
partnership units outstanding	740,380	741,365	740,442	741,447

Net (loss) income per weighted average
limited partnership units	$(7.86)	$0.38	$(8.20)	$0.22

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statement of Changes in Partners' Equity

	Limited
	Partnership			Total
	Units	Limited	General	Partners'
	Outstanding	Partners	Partner	Equity
Balance, December 31, 2007	740,530	$17,525,596	$(478,624)	$17,046,972

Limited partnership units redeemed	(150)	(3,473)	-	(3,473)
Cash distributions to partners	-	(509,118)	(5,143)	(514,261)
Net loss	-	(256,691)	(2,593)	(259,284)

Period ended March 31, 2008 (unaudited)	740,380	$16,756,314	$(486,360)	$16,269,954

Cash distributions to partners	-	(509,015)	(5,142)	(514,157)
Net loss	-	(5,817,161)	(58,759)	(5,875,920)

Period ended June 30, 2008 (unaudited)	740,380	$10,430,138	$(550,261)	$9,879,877

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net (loss) income	$(6,135,204)	$163,803
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Rental income paid directly to lenders by lessees	(3,270,000)	(4,888,924)
Finance income	(425,198)	(260,783)
Net loss on sales of equipment	-	621,012
Loss from investments in joint ventures	2,050,851	158,099
Depreciation and amortization	1,931,952	2,621,240
Impairment loss	3,888,367	-
Interest expense on non-recourse financing paid directly to lenders by lessees	1,401,003	1,543,099
Interest expense from amortization of debt financing costs	9,333	-
Minority interest	-	100,178
Changes in operating assets and liabilities:
Collection of finance lease	1,256,268	696,108
Due from/to General Partner and affiliates	-	141,278
Other assets	(13,104)	192,435
Deferred revenue	81,818	51,464
Accrued expenses and other current liabilities	52,920	(350,686)
Distributions to/from joint ventures and minority interest	-	(99,800)

Net cash provided by operating activities	829,006	688,523

Cash flows from investing activities:
Distributions received from joint ventures	-	633,828
Proceeds from sales of equipment	-	6,176,402
Purchase of leased equipment	-	(7,754,746)
Cash investment in joint ventures	(15,000)	-

Net cash used in investing activities	(15,000)	(944,516)

Cash flows from financing activities:
Cash distributions to partners	(1,028,418)	(2,996,084)
Proceeds from revolving line of credit	-	3,630,000
Distributions paid to minority interest holders	-	(568,490)
Redemption of limited partnership units	(3,473)	(25,298)

Net cash (used in) provided by financing activities	(1,031,891)	40,128

Net decrease in cash and cash equivalents	(217,885)	(215,865)
Cash and cash equivalents, beginning of the period	414,156	888,290

Cash and cash equivalents, end of the period	$196,271	$672,425

ICON Income Fund Eight B L.P.
(A Delaware Limited Partnership)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2008	2007
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$38,530	$184,873

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$3,270,000	$6,181,041
Transfer of leased equipment to direct finance lease	$-	$7,743,990
Payment of maintenance costs	$-	$1,546,000

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: P.O. Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.